Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in the following Registration Statements:
     (1)    Registration Statement (Form S-8 No. 333-152816) pertaining to the 2007 Stock Incentive Plan of Airvana, Inc.
     (2)    Registration Statement (Form S-8 No. 333-144724) pertaining to the 2007 Stock Incentive Plan of Airvana, Inc.
of our reports dated February 20, 2009, with respect to the consolidated financial statements of Airvana, Inc. and the effectiveness of internal control over financial reporting of Airvana, Inc., included in this Annual Report (Form 10-K) for the year ended December 28, 2008.
/s/ Ernst & Young LLP
Boston, Massachusetts
February 20, 2009